Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Black Box Corporation
Lawrence, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statements on Form S 8 (Nos. 33-75254, 33-75252, 33-92656, 333-01978, 333-34839, 333-34837, 333-81521, 333-81523, 333‑64410, 333-64412, 333-100294, 333-100295, 333-116550, 333-116551, 333-125839, 333-125840, 333-129838, 333-146202, and 333-157467) of our reports dated May 30, 2013 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Black Box Corporation's internal control over financial reporting which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois
May 30, 2013

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